UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

Sajan, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51560	41-1881957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd.,
River Falls, Wisconsin		54022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (715) 426-9505

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Sajan, Inc. (the “Company”) was held on June 10, 2010.  The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

1.           The following nominees were elected as directors, each to hold office until his or her successor is elected and qualified, by the vote set forth below:

Name	For	Withheld	Abstained	Broker Non-Votes

Shannon Zimmerman	6,685,292	46,523	0	5,633,364
Angela (Angel) Zimmerman	6,679,483	52,332	0	5,633,364
Vern Hanzlik	6,685,937	45,878	0	5,633,364
Richard C. Perkins	6,686,732	45,083	0	5,633,364
Michael W. Rogers	6,686,732	45,083	0	5,633,364
Benno G. Sand	6,686,732	45,083	0	5,633,364
Kris Tufto	6,686,692	45,123	0	5,633,364

2.           An amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance to a total of 35,000,000 was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
11,608,745	473,667	282,767	0

3.           Amendments to the Company’s Amended and Restated 2004 Long-Term Incentive Plan were approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
6,292,110	284,862	154,843	5,633,364

4.           The appointment by the Audit Committee of the Company’s Board of Directors of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
12,125,708	37,554	201,917	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.
(Registrant)

Date: June 14, 2010	/s/ SHANNON ZIMMERMAN
Shannon Zimmerman
President, Chief Executive Officer and Interim Chief Financial Officer